Exhibit 10.2

WAIVER AGREEMENT

This Waiver Agreement (the “Agreement”) is effective as of March 10, 2011 and is being entered into by and between Motorola Mobility Holdings, Inc., Motorola Mobility, Inc. and Daniel M. Moloney (the “Executive”).

1.	By offer letter dated July 15, 2010, the Executive was offered a position as Executive Vice President, President, Mobility, by Motorola, Inc. (“Motorola”). The letter indicated that the Executive will be eligible for participation in Motorola’s employee benefit programs provided to similarly situated employees of Motorola generally and, after a Separation Event, in lieu of such benefits, he will be eligible for participation in Motorola Mobility’s employee benefit programs provided to similarly situated employees of Motorola Mobility generally. Included in the benefits provided to the Executive was coverage under the Motorola, Inc. Senior Officer Amended and Restated Change in Control Severance Plan (“Motorola Plan”). The Executive accepted the offer of employment.

2.	Motorola Mobility Holdings, Inc., the parent company of Motorola Mobility, Inc., became an independent, publicly traded company on January 4, 2011.

3.	On February 15, 2011, the Board of Directors of Motorola Mobility Holdings, Inc. adopted the Motorola Mobility Holdings, Inc. Change in Control Severance Plan (“Motorola Mobility Plan”). Based on his position and participation in the Motorola Plan, the Executive has been designated as a Legacy Plan Participant under the Motorola Mobility Plan.

4.	In consideration of facilitating Motorola Mobility’s implementation of improved severance benefit structures with respect to its executives, the Executive has voluntarily agreed to waive his right to any Gross-Up Payment, as defined in either the Motorola Plan or the Motorola Mobility Plan. Instead, he agrees that in the event of a Change in Control, as defined in the Motorola Mobility Plan, he will be provided with the benefits set forth in Section 4.4, Limitation on Payments Under Certain Circumstances, of the Motorola Mobility Plan.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

Daniel M. Moloney

/s/ Daniel M. Moloney

MOTOROLA MOBILITY HOLDINGS, INC.
MOTOROLA MOBILITY, INC.

/s/ Scott Offer
Scott Offer
Senior Vice President and General Counsel